EXHIBIT 10.64

AMENDMENT TO THE

CINERGY CORP. EXCESS PENSION PLAN

The Cinergy Corp. Excess Pension Plan, as amended and restated effective as of January 1, 1998, and as amended from time to time (the “Plan”), is hereby amended effective as of January 1, 2007.

(1)	Explanation of Amendment

The Plan is amended to clarify the relationship between the Plan and the Cinergy Corp. Non-Union Employees’ Pension Plan (“Cinergy’s Pension Plan”) in light of the adoption of the Duke Energy cash balance formula under Cinergy’s Pension Plan.

(2)	Amendment

Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

“5.3	Cash Balance Death Benefit

The following rules shall apply upon the death of a Participant who is classified as a “Cash Balance Participant” or “Duke Account Participant” under Cinergy’s Pension Plan:

(a)	Spouse Beneficiary. If a death benefit is payable under Article 6 of Cinergy’s Pension Plan or Article GV of Addendum G of Cinergy’s Pension Plan on account of the Participant’s death and the Participant’s Beneficiary (as defined in Cinergy’s Pension Plan) at the date of the Participant’s death is his Spouse, such Spouse shall receive a death benefit in an amount equal to the Actuarial Equivalent (as defined in Cinergy’s Pension Plan) of the benefits that would otherwise have been payable to the Participant under the Plan. The form of the death benefit payable to the Spouse under the Plan shall be the same form in which the Spouse’s benefit is payable under Cinergy’s Pension Plan. The payment of the Spouse’s death benefit under the Plan shall be made, or shall commence, as of the same date as the Spouse’s benefit under Cinergy’s Pension Plan is made or commences.
(b)	Non-Spouse Beneficiary. If a death benefit is payable under Article 6 of Cinergy’s Pension Plan or under Article GV of Addendum G of Cinergy’s Pension Plan on account of the Participant’s death and the Participant’s Beneficiary (as defined in Cinergy’s Pension Plan) at the date of the Participant’s death is any person other than the Participant’s Spouse, such Beneficiary shall receive a death benefit in an amount equal to the Actuarial Equivalent (as defined in Cinergy’s Pension Plan) of the benefits that would otherwise have been payable to the Participant under the Plan. The death benefit shall be payable in the form of a single lump sum cash payment and shall be made as soon as administratively practicable following the Participant’s death.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed effective as of the date set forth herein.

By:	/S/ CHRISTOPHER C. ROLFE
Christopher C. Rolfe
Group Executive and
Chief Administrative Officer